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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this amendment no. 1 to registration statement of our report dated January 31, 2000 (except with respect to the matters discussed in Note 13 as to which the date is February 16, 2000) included in U.S. Home Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.



                                    /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP


Houston, Texas
March 29, 2000